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                                                                    EXHIBIT 99.1

(Letterhead of Keystone Property Trust)

FOR IMMEDIATE RELEASE
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               KEYSTONE ANNOUNCES $55 MILLION INDUSTRIAL PORTFOLIO
                     ACQUISITION IN ALLENTOWN, PENNSYLVANIA

      WEST CONSHOHOCKEN, PA., December 27, 2001 -- Keystone Property Trust (NYSE:KTR) (the "Company" or "Keystone") today announced the acquisition of Westpark Business Center, an eleven building, 1.4 million square foot warehouse/distribution portfolio in Allentown, Pennsylvania. The purchase price was $55.6 million, and includes 18 acres of entitled ground approved for the development of an additional 300,000 square feet. The portfolio is currently 93% leased, with major tenants including J.C. Penney, Kia Motors, Behr Process and TruServ.

      Jeffrey E. Kelter, President and Chief Operating Officer of Keystone, remarked, "We are delighted to have purchased an institutional quality portfolio of this size while increasing our market penetration in Pennsylvania, one of our core markets. Strategically, this is an excellent fit for Keystone given Allentown's central location in relation to the Company's Harrisburg and central New Jersey operations. Their close proximity has logistically interconnected these three markets for years, and together they represent the strongest concentration of distribution operations in the Northeast United States. We are especially pleased to have concluded this transaction on a direct basis with J.P. Morgan Investment Management, Inc. This was a unique opportunity for Keystone in an otherwise difficult investment environment, given that we built several of these buildings during the eight years the Company leased and managed these assets for Morgan."

      Mr. Kelter continued, "This transaction is representative of the further execution of our operating plan of recycling investment dollars out of our non-core office assets and into synergistic distribution center assets in our core markets. The Westpark acquisition represents the partial redeployment of the proceeds from the sale of the New Jersey office assets announced by the Company on November 5, 2001, and is clear proof of the increased long-term investment quality resulting from the Company's refined focus."

      Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 125 industrial and office properties aggregating 22 million square feet in the Eastern United States. Keystone's industrial portfolio contains 20 million square feet of big box distribution assets, with approximately 14 million square feet located in the core markets of New Jersey, Pennsylvania and Indianapolis. For more information, contact Shannon McGrory at 484.530.1807, send email to info@keystoneproperty.com or visit the Company website at http://www.keystoneproperty.com.

      THIS PRESS RELEASE MAY CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS TRUSTEES, OR ITS OFFICERS WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY AND THE RESULT AND THE EFFECT OF LEGAL PROCEEDINGS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q.

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          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com